UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2015
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.04 Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On January 28, 2015, FMC Wyoming Corporation, a subsidiary of FMC Corporation (herein referred to as "the Company"), received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 that had initially been served to an employee of a subcontractor the previous day at the Company’s Westvaco facility near Green River, Wyoming. MSHA served the subcontractor mechanic with the order after observation of him walking on the boom of a crane that was mounted on a truck parked in a contractor parking lot outside of the secured area at the mine site. The subcontractor, the primary contractor and the Company also received citations as a result of the same observation. The mechanic was not wearing personal protective equipment and had not received hazard training prior to starting work on the crane in the contractor parking lot. Upon notification, the subcontract mechanic came down from the crane. He has subsequently reported to site security and received safety training. The Company will post signs in the contractor parking lot area explicitly providing notification that no work is permitted in the parking lot until personnel check in with the security office and receive proper safety training. No injuries occurred as a result of the cited condition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: February 3, 2015	By:	S/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary